SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  May 24, 1999

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                            THERMO POWER CORPORATION
             (Exact name of Registrant as specified in its charter)


Massachusetts                    1-10573                     04-2891371
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


45 First Avenue
Waltham, Massachusetts                                      02454-9046
(Address of principal executive offices)                    Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1998. These include risks and uncertainties relating to: the Registrant's reliance on sales to governmental entities; customized contracts; competition; transition of product focus and dependence on new products; international operations; the Registrant's ability to manage change; significant fluctuations in operating results; dependence of markets on governmental regulations and incentives; the importance of energy prices; the protection, defense, and use of intellectual property and ownership of technology rights; the development, commercialization, potential product liability, and uncertain market acceptance of certain products; and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On May 24, 1999, the Registrant issued a press release regarding certain pretax charges that will be taken by the Registrant.

      The press release stated that the Registrant will record pretax charges totaling approximately $10 million primarily in its third fiscal quarter, which ends July 3, 1999. These charges will be incurred principally as a result of the Registrant's proposed sale of its ThermoLyte Corporation subsidiary and a write-down of its investment in its Peek operations in Malaysia and Croatia due to business conditions in those regions.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of May, 1999.



                                             THERMO POWER CORPORATION



                                             By:  /s/ Theo Melas-Kyriazi
                                                  Theo Melas-Kyriazi
                                                  Chief Financial Officer